                                                                   Exhibit 10.16

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     AMENDMENT, dated as of July 26, 1994, among EAGLE FINANCIAL CORP. (the "Company"), EAGLE FEDERAL SAVINGS BANK (the "Bank") and Ralph T. Linsley (the "Employee")

     WHEREAS, the Employee, the Company and the Bank have heretofore entered into an Employment Agreement (the "Employment Agreement") dated as of April 1, 1994; and

     WHEREAS, the parties desire to amend the Employment Agreement to reflect that the Employee will resign from the offices of President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank effective September 30, 1994, and as an executive employee of the Company and the Bank effective December 31, 1994; and

     WHEREAS, the Boards of Directors of the Company and the Bank have approved and authorized the entry into this Agreement with the Employee;

     NOW, THEREFORE, it is AGREED as follows:

     1. The second sentence of Section 1 of the Employment Agreement is amended to read as follows:

         The Employee is employed as the Vice Chairman, President and Chief Executive Officer of the Company and the Chairman and Chief Executive Officer of the Bank from the date hereof through September 30, 1994.

     2. Two new sentences are added following the second sentence of Section 1 of the Employment Agreement, as amended, to read as follows:

         Effective October 1, 1994 through December 31, 1994, the Employee is employed as the Vice Chairman of the Company, as the Chairman of the Bank and as an executive employee of the Company and the Bank. Effective January 1, 1995, the employment of the Employee under this Agreement shall terminate, without affecting his positions as Vice Chairman of the Company and as Chairman of the Bank, except that such positions shall then be held by him in a non-employee-director capacity.

     3. A new sentence is added at the end of Section 3(b) of the Employment Agreement, to read as follows:

         The Employee shall be deemed to have satisfied the six-month written notice requirement in connection with his resignation as an executive employee of the Company and the Bank effective December 31, 1994.

     4. Effective October 1, 1994, the fifth sentence of Section 8(a) of the Employment Agreement is amended to read as follows:

         "Good Reason" shall include (i) a reduction in the position of the Employee so that he is no longer the Vice Chairman of the Company, the Chairman of the Bank and an executive employee of the Company and the Bank or (ii) a material reduction in the position, authority, duties or responsibilities of the Employee from those which existed prior to the change in control.

     5. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

Attest:                               EAGLE FINANCIAL CORP.


/s/ Irene K. Hricko                By /s/ Robert J. Britton
- -------------------------------      ----------------------------------
Secretary                            Executive Vice President


Attest:                               EAGLE FINANCIAL CORP.


/s/ Irene K. Hricko                By /s/ Robert J. Britton
- -------------------------------      ----------------------------------
Secretary                            President


                                      EMPLOYEE


                                      /s/ Ralph T. Linsley
                                     ----------------------------------
                                     Ralph T. Linsley




                                       2